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                                                                    Exhibit 10.6

               1, 2, 4, 5, 7, 10 FOSTER AVENUE, 6 EAST CLEMENTON DRIVE
                              AND 5 UNITED STATES AVENUE

                                      AGREEMENT


         THIS AGREEMENT is made and entered into as of the 5th day of December, 1997 by and among the PWCCW, a New Jersey general partnership having its principal office at Scarborough Properties, 20 East Clementon Road, Suite 201, Gibbsboro, New Jersey 08026 ("PWCCW"), Robert K. Scarborough ("RKS") and the Paint Works Management Corporation ("PWMC"), the general partners of PWCCW (collectively, the "PWCCW Partners"), Brandywine Realty Trust, a Maryland real estate investment trust (the "Trust"), and Brandywine Operating Partnership, L.P., a Delaware limited partnership or its nominee, having an address at Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 (the "Partnership").


                                       RECITALS

    A. PWCCW is the owner of a certain tract of land being comprised of 12 parcels of property, being Lot 1.07, Block 19.01 known as 1 Foster Avenue, Lot 3.05, Block 8.01 known as 2 Foster Avenue, Lot 3.04, Block 8.01 being 4 Foster Avenue, part of Lot 1.07, Block 19.01 being 5 Foster Avenue, Lot 1.01, Block
19.01 being 7 Foster Avenue, Lot 3.03, Block 8.01 being 10 Foster Avenue and 6 East Clementon Road, Lot 3.01, Block 8.01 being 5 United States Avenue and Silver Lake, Lot 16.05, Block 7.04, being a parking lot on the North side of Gibbsboro Road, and Lots 1, 2 and 3, Block 19.01, being the vacant property south of 1 Foster Avenue, together with the buildings and improvements thereon, including one office building containing approximately 24,800 square feet, commonly known as 1 Foster Avenue, one office building containing approximately 50,761 square feet commonly known as 2 Foster Avenue, one office building containing approximately 23,400 square feet commonly known as 4 Foster Avenue, one office building containing approximately 2,000 square feet commonly known as 5 Foster Avenue, one office building containing approximately 19,225 square feet commonly known as 7 Foster Avenue, one office building containing approximately 25,119 square feet commonly known as 10 Foster Avenue, one office building containing approximately 66,500 square feet commonly known as 6 East Clementon Road and historical smoke stacks and catering tent commonly known as 5 United States Avenue, Gibbsboro, New Jersey as more fully described on Exhibit A attached hereto; and

    B. PWCCW desires and hereby agrees to sell or contribute, and the Partnership desires and hereby agrees to acquire or accept, all of PWCCW 's right, title and interest in and to the Property (as hereinafter defined), subject to and on the terms and conditions hereinafter set forth.




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         NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions Of Certain Terms. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

              "Agreement" shall mean this document entitled "Agreement", all exhibits and schedules attached hereto or made a part hereof and all amendments to this Agreement which are agreed to in writing and signed by all of the parties hereto.

              "Assignments" shall have the meaning ascribed to that term in Paragraph 5(f) hereof.

              "Closing" shall have the meaning ascribed to that term in Paragraph 4 hereof. The date upon which the Closing actually occurs shall be the "Closing Date."

              "Common Shares" shall mean the common shares of beneficial interest, par value $.01 per share, of the Trust.

              "Contracts" shall mean all contracts and agreements with respect to the management (excluding property management agreements), operation, supply, maintenance, repair or construction affecting any of the Property, to the extent assignable by PWCCW, all as described in Exhibit "B" attached hereto and made a part hereof.

              "Deposit" shall mean the Deposit delivered by the Partnership to Escrow Agent pursuant to Paragraph 3(a) hereof, together with all interest earned thereon, if any.

              "Due Diligence Termination Date" shall mean 5:00 p.m. E.S.T. on December 9, 1997.

              "Effective Date" shall mean the date on which this Agreement has been fully executed and delivered by all parties hereto to each other.

              "Environmental Claim" shall mean any written or oral demand, directive, administrative order, claim, suit, action, expense (including consequential damages and counsel fees), cause of action, investigation or notice by any person or entity alleging actual or potential liability (including, without limitation, potential or actual liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties).

              "Environmental Laws" shall mean all federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including,

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without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq., the Water Pollution Control Act, N.J.S.A. 58:10A-1, et seq., the New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1, et seq., the New Jersey Industrial Sites Recover Act, N.J.S.A. 13:1K-6, et seq., Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.A. Sections 9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C.A. Sections 6901, et seq., the Clean Water Act, 33 U.S.C.A. Sections 1251, et seq., the Clean Air Act 42 U.S.C.A. Sections 7401, et seq., and laws and regulations relating to emissions, spills, leaks, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, possession, distribution, use, treatment, storgage, disposal, transport or handling of Materials of Environmental Concern.

              "Escrow Terms" shall mean the escrow agreement to be entered into of even date herewith between the Escrow Company, PWCCW and the Partnership.

              "Escrow Agent" shall mean Commonwealth Land Title Insurance Company, 1700 Market Street, Philadelphia, Pennsylvania 19103.

              "Improvements" shall mean those certain buildings and other improvements constructed and located on the Land as described on Exhibit "A".

              "Land" shall mean that certain parcel of real property located at 1, 2, 4, 5, 7 and 10 Foster Avenue, 6 East Clementon Road and 5 United States Avenue and the parking lots appurtenant thereto and Silver Lake, Gibbsboro, New Jersey, being Lot 1.07, Block 19.01, Lot 3.04, Block 8.01, Lot 3.05, Block 8.01, Lot 1.07, Block 19.01, Lot 1.01, Block 19.01, Lots 3.03, 3.06 and 3.01, Block
8.01, Lots 1, 2 and 3, Block 19.01 and Lot 16.05, Block 7.04.

              "Leases" shall mean those certain leases (and guarantees thereof, if any) listed on Exhibit "C" attached hereto and made a part hereof, or hereafter entered into by PWCCW, as landlord, in accordance with the terms of this Agreement, for any space within any of the Improvements located on any of the Land.

              "Licenses" shall mean the licenses, permits, approvals and agreements affecting any of the Real Property.

              "Materials of Environmental Concern" shall mean any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, including, but not limited to, any "hazardous substance," or "hazardous waste," as defined in Environmental Laws, petroleum and petroleum products, natural gas or synthetic gas, material that is a source, special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. Sections 3011 et seq., and the regulations promulgated thereto and "hazardous chemical," as defined in 29 C.F.R. Part 1910.


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              "Permitted Exceptions" shall mean with respect to any of the Real
Property (i) the lien of real estate taxes, water rent and sewer charges that are not due and payable on the Closing Date, (ii) the printed exclusions, conditions and stipulations contained in the Commitment (as hereinafter defined), (iii) additional exceptions to title set forth in Exhibit "D" to this Agreement, (iv) special assessments which become a lien on any of the Real Property on or after the Closing Date, and (v) such other title matters existing on the Closing Date which are accepted or deemed accepted by the Partnership pursuant to Paragraph 5 hereof; and (vii) the rights of Tenants of any of the Real Property pursuant to the Leases for all or any portion of any of the Real Property.

              "Personal Property" shall (except as specifically excluded on Exhibit "E" hereto) mean all of PWCCW's right, title and interest in and to the tangible personal property including, without limitation, furniture, artwork, furnishings, equipment, machinery and fixed and movable fixtures, together with all component and replacement parts, owned by PWCCW, situated on any of the Real Property on the Closing Date, and all artwork, renderings, flags, awnings and trade dress; all architects', engineers', surveyors' and other real estate professionals' plans, specifications, certifications, reports, data or other technical descriptions (including, without limitation, all environmental, structural and mechanical inspection reports) to the extent the same are in PWCCW's possession and are not proprietary in nature, and all building names and PWCCW's rights, if any, in and to the name "500 Scarborough Drive."

              "Property" shall mean the Real Property and such of the Contracts, Leases, Licenses, Personal Property and other rights, titles, interests and obligations which pertain to the Real Property and are intended to be contributed, conveyed, sold or otherwise transferred to the Partnership by PWCCW pursuant to this Agreement.

              "Real Property" shall mean the Land and the Improvements.

              "Tenants" shall mean the tenants  under  the  Leases.

              "Trust" shall mean Brandywine Realty Trust, a Maryland real estate investment trust, the sole general partner of the Partnership.

              "Underlying Shares" shall mean the Common Shares issuable upon the conversion or redemption of, or otherwise pursuant to, the Units issuable hereunder.

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         2.   Acquisition Of The Property.  On the Closing Date, and subject to the terms and conditions set forth in this Agreement, PWCCW shall sell or contribute, at PWCCW's sole discretion, assign, transfer and convey to the Partnership and the Partnership shall purchase or accept, as the case may be, from PWCCW the following:

              (a) All right, title and interest of PWCCW in and to all of the Real Property;

              (b) All right, title and interest of PWCCW, if any, in any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining any of the Land, to the center line thereof;

              (c) All right, title and interest of PWCCW, if any, in any easements, covenants, rights of way, privileges, hereditaments and other rights appurtenant to any of the Real Property;

              (d) to the extent assignable to the Partnership and approved by the Partnership, all right, title and interest of PWCCW in and to the Contracts and the Licenses relating to any of the Real Property;

              (e)  all right, title and interest of PWCCW in and to the Leases;
and

              (f) all right, title and interest of PWCCW in and to the Personal Property.

         3. Consideration And Time Of Payment. The consideration (the "Consideration") to be received by PWCCW from the Partnership in exchange for the Property shall be Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000), the net amount remaining after deducting $1,850,000 (the amount of principal and accrued interest secured by a mortgage on the Property being paid-off at the Closing) from the contribution price of Eight Million Six Hundred Thousand Dollars ($8,600,000), as adjusted pursuant to Paragraph 7 of this Agreement which shall be paid to PWCCW in the following manner:

              (a) On the Effective Date, the Partnership shall deliver a check, subject to collection, in the amount of Twenty Thousand Dollars ($20,000) to the Escrow Agent, which check shall be payable to the order of the Escrow Agent and shall be held and disbursed pursuant to the Escrow Terms. Thereafter, within two (2) business days following the Due Diligence Expiration Date, the Partnership shall deliver a check, subject to collection, in the amount of Ten Thousand Dollars ($10,000) to the Escrow Agent, which check shall be payable to the order of the Escrow Agent and shall be held and disbursed pursuant to the Escrow Terms. In the event that PWCCW elects, pursuant to subparagraph (c) below, to receive all of the Consideration in Units in exchange for the contribution of the Property, the Escrow Agent shall release the Deposit to the Partnership at the Closing.


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              (b)  The balance of the Consideration shall be paid to PWCCW at the Closing by wire transfer of immediately available funds to an account designated by PWCCW.

              (c) In lieu of receiving the Consideration pursuant to subparagraphs (a) and (b) above, PWCCW may elect, at its option, to receive all or a portion of the Consideration in the form of Class A Units of Limited Partnership Interest ("Units") in the Partnership in exchange for the contribution to the Partnership of all or a portion, as the case may be, of the Property. PWCCW may make such election by providing the Partnership written notice no later than thirty (30) days prior to the Closing Date. Such election notice shall state the dollar amount of the Consideration to be received in Units. The number of Units issuable in satisfaction of the applicable portion of the Consideration that PWCCW elects to be so received shall be computed by dividing the aggregate dollar amount of such applicable portion of the Consideration by the Computed Market Price. The term "Computed Market Price" shall mean the average closing price for the Common Shares as reported by the New York Stock Exchange (the "NYSE") for the ten (10) trading day period immediately preceding the Due Diligence Termination Date. The distributions declared by the Partnership in respect of the Class A Units issuable pursuant to this Agreement during the initial calendar quarter in which the Closing occurs shall be pro-rated by the Partnership based on the number of days the Class A Units are outstanding during such quarter. For example, if the Class A Units issuable pursuant to this Agreement are issued on December 1, 1997, each of such Class A Units shall be entitled to receive an amount equal to one-third of the amount of the distribution payable to a Class A Unit that was outstanding during the full quarter.

              (d) The transaction contemplated by this Agreement is conditioned upon the closing of the sale of the other properties identified on Exhibit "F" attached hereto (the "Other Properties"), so that no one or more of the Other Properties and the Property hereunder may be sold without all of the Property being sold unless expressly provided for in writing by the parties hereto and in any event the Deposit hereunder and thereunder shall be deemed a single deposit for the entire transaction.

         4. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before December 12, 1997, on a mutually agreed date determined by PWCCW and the Partnership, at the offices of the Partnership, Plaza 1000 at Main Street, Suite 400, Voorhees, New Jersey, commencing at 10:00 a.m., time being of the essence.

         5.   Title And Conveyance Of The Property.

              (a) At Closing, title to the Real Property shall be insurable at regular rates by Commonwealth Land Title Insurance Company (the "Title Insurer"), free and clear of all liens, encumbrances and restrictions other than the Permitted Exceptions; provided, however, that if title to any of the Real Property is not insurable as aforesaid, the Partnership's sole right and remedy shall be as set forth in Paragraph 5(b) below.


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              (b)  (i)  The Partnership has applied for a title insurance commitment (1992 ALTA Form with Creditor's Rights Exclusion Deleted) to be issued by the Title Insurer ("Commitment"), agreeing to issue to the Partnership, upon recording of the Deeds (as hereinafter defined) for each of the Real Property, an owner's policy of title insurance as above specified ("Title Policy"). Said Commitments shall agree to insure the proposed title of the Partnership to each of the Real Property subject only to the Permitted Exceptions and such other title exceptions as the Partnership has agreed to accept or is deemed to have accepted pursuant to this Paragraph. If any of the Commitments disclose any title exceptions in addition to the Permitted Exceptions and the Partnership objects to such additional title exceptions (the "Title Defects"), the Partnership shall notify PWCCW of such Title Defects with sufficient specificity to enable PWCCW to respond. The Partnership's notice of any Title Defects shall be given in writing to PWCCW no later than the date which is five (5) business days prior to the Due Diligence Termination Date, together with the Commitments and copies of all matters of record raised therein as exceptions thereto, after which the Partnership shall be deemed to have waived any and all Title Defects not so raised, except for Title Defects which are disclosed to the Partnership in continuations of title issued subsequent to the issuance of the Commitments, unless the Partnership fails to object to same in writing within three (3) business days after the Partnership's receipt of the continuation of title in which the same is disclosed, in which case the Partnership will be deemed to have waived such additional Title Defects. PWCCW shall have the right, but not the obligation (except as otherwise specifically provided), to cure such Title Defects and, if PWCCW elects to attempt to cure the Title Defects but has not cured same on or before the Closing Date, then the Closing Date may be extended by PWCCW at its sole option for up to thirty (30) days to enable PWCCW to effect such cure.

                   (ii) In the event that either (a) PWCCW is unable to convey title in accordance with the terms of this Agreement, (b) PWCCW elects not to cure or cause the removal of any exception to title, except as required in subparagraph (iii) below, or (c) if PWCCW is unable to satisfy any other conditions to the Partnership's obligations under this Agreement, then (except as otherwise specifically provided in subparagraph (iii) below) the sole liability of PWCCW shall be to (A) direct the Escrow Agent to return the Deposit to the Partnership and (B) reimburse the Partnership for the reasonable charges imposed by the Title Company for preparation of the Commitments (without the issuance of a policy) and for the reasonable fees paid by the Partnership to update the existing surveys (collectively "the Partnership's Reasonable Costs"), and upon such payments being made, this Agreement shall be deemed canceled and the parties hereto shall be released of all obligations and liabilities hereunder, except as to any provisions which expressly survive a termination of this Agreement; and the Partnership shall have no rights of action against PWCCW in law or in equity, for damages or, except for the purpose of enforcing PWCCW's contractual obligations under subparagraph (iii) below, for specific performance. Notwithstanding the foregoing, the Partnership shall have the right to waive any conditions to the Partnership's obligations hereunder, in which event PWCCW shall make the deliveries provided for herein to the Partnership to the extent that PWCCW is able so to do, and there shall be no reduction in the Consideration in such event.


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                   (iii)     Notwithstanding the provisions of the foregoing
paragraph, if the condition of title to the Real Property at the Closing is other than that which the Partnership is required or agrees to accept hereunder solely by reason of any mortgages or other monetary liens (hereinafter referred to as "Liens") which can be satisfied or remedied by the payment of a liquidated amount of money not to exceed the Purchase Price, PWCCW shall not have the right to cancel this Agreement and PWCCW shall either (aa) discharge, satisfy, or bond the same or (bb) deliver such funds to be held in escrow required by the Title Company, in either event so that the Title Company shall affirmatively insure the full and complete discharge of the foregoing and shall agree to omit the same as an exception to its title insurance policy.

                   (iv) Notwithstanding anything to the contrary contained in this Agreement, PWCCW shall have no duty nor be required to take any action, to institute any proceedings or to incur any expense (other than as may be expressly required in subparagraph (iii) above) in order to remedy or remove any objections to title or otherwise to render title in accordance with the terms called for in this Agreement.

              (c) The Partnership expressly understands, acknowledges and agrees that any failure by the Partnership to notify PWCCW in writing of any Title Defects on or before the expiration of the Due Diligence, shall for all purposes be deemed to be an acceptance by the Partnership of such Title Defects as if they were one or more of the Permitted Exceptions.

              (d) At Closing, PWCCW will convey fee simple title to the Real Property by a Bargain and Sale Deed with covenant against grantor's acts (the "Deed"), subject in all cases to the Permitted Exceptions, in the forms attached hereto and made a part hereof as Exhibit "G".

              (e) At Closing, PWCCW will transfer all of its right, title and interest in and to the Personal Property to the Partnership by executing a Bill of Sale ("Bill of Sale") in the form attached hereto and made a part hereof as Exhibit "H".

              (f) At Closing, PWCCW will assign all of PWCCW's right, title, and interest, and the Partnership shall assume all of the obligations from and after the Closing Date, in, to and under the Leases, Licenses and the Contracts for the Property, by executing an Assignment and Assumption Agreement in the form attached hereto and made a part hereof as Exhibit "I" (the "Assignments").


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         6.   Closing Documents.

              (a) At the Closing, as a condition of the Partnership's obligation to close hereunder, PWCCW shall deliver or cause to be delivered the following:

                   (i) The Deed, executed by PWCCW, covering the Real Property (and separate quitclaim deeds to the Real Property utilizing new ALTA survey descriptions, if requested);

                   (ii) The Bills of Sale executed by PWCCW covering the Personal Property;

                   (iii)     The Assignments, executed by PWCCW;

                   (iv) As many signed originals (or true and correct copies of same) of the Contracts, Leases, Licenses, and other items covered by the Assignments as are in the possession or control of PWCCW;

                   (v) All machinery and/or equipment operating manuals, technical data and other documentation relating to the building systems and equipment, and all machinery, equipment and other building warranties and guarantees, if any, but only to the extent that any of the same are in the possession or control of PWCCW;

                   (vi) All master and duplicate keys, combinations and codes to all locks and security devices for the Improvements which are in the possession or control of PWCCW;

                   (vii) Written notice from PWCCW or PWCCW's managing agent to each Tenant in form reasonably satisfactory to the Partnership stating that the Real Property have been sold to the Partnership and that tenant security deposits (if any) in PWCCW's possession have been transferred to the Partnership and directing the Tenants to make future rental payments to the Partnership at the address designated by the Partnership;

                   (viii) Non-foreign person certification in the form attached hereto as Exhibit "J";

                   (ix) All building records and Tenant lease files with respect to the Real Property which are in the possession of PWCCW;

                   (x) Each bill of current real estate taxes, sewer charges and assessments, water charges and other utilities and to the extent in PWCCW's possession or control, bills for each of the same for the three (3) years, together with proof of payment thereof (to the extent same have been paid);


                                         -9-
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                   (xi) All plans, specifications, as-built drawings, surveys, site plans, and final, written reports of architects, engineers and surveyors, and any other Personal Property forming part of the Property or any portion thereof, but only to the extent that the same exist and are in the possession of PWCCW or any property manager controlled by PWCCW;

                   (xii) An affidavit or affidavits of title in favor of the Title Insurer on the form used by such Title Insurer, in form reasonably acceptable to PWCCW to enable the Title Insurer to issue the Commitments described in Paragraph 5(b)(i). The Partnership shall require affirmative endorsements against mechanic's liens, consistent with PWCCW's obligations under Paragraph 5(b)(iii), above;

                   (xiii) A letter, from the New Jersey Department of Environmental Protection or its successor ("NJDEP") (A) stating that the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any successor legislation and regulations are inapplicable to the Real Property (the "Non-Applicability Letter") and (B) granting a covenant not to sue the Partnership by the NJDEP in the form attached hereto as Exhibit "K";

                   (xiv) Subject to the provisions of Paragraph 11(d), below, Estoppel Letters, if any, received from Tenants;

                   (xv) Updated rent rolls, which shall be certified by PWCCW to be correct and complete as of Closing Date;

                   (xvi) Proof as to the due authorization and execution by PWCCW of the documents executed and delivered by PWCCW;

                   (xvii) Such affidavits of title or other certifications as shall be required by the Title Company to insure the Partnership's title to the Property as set forth in Section 3, and to provide affirmative endorsements
(a) against mechanic's liens, (b) insuring against any violation of existing covenants, conditions or restrictions, and insuring that future violation will not result in forfeiture of title, (c) insuring that all foundations in place as of the date of such policy are within the lot lines and applicable set back lines, (d) insuring that the buildings and structures on the Property do not encroach onto adjoining land or onto any easements, (e) insuring that confirming that there are no encroachments of improvements from adjoining land onto the Property (f) removing any exceptions for matters which an accurate survey would disclose, and (g) providing affirmative insurance with respect to such other matters as the Partnership or its lender shall specify;

                   (xviii)   A Registration Rights Agreement in the form
attached hereto as Exhibit "L" executed by PWCCW and the PWCCW Partners;


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


                   (xix) The closing certificate required pursuant to Paragraph 9;

                   (xx) An executed counterpart to the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") signed by each of the PWCCW Partners;

                   (xxi) An executed Tax Indemnity Agreement in the form attached hereto as Exhibit "M";

                   (xxii) An executed Investor Questionnaire in the form attached hereto as Exhibit "N"; and

                   (xxiii)   An executed Guaranty in favor of the Partnership
in the form attached as Exhibit "O".

              (b) At the Closing, as a condition of PWCCW's obligation to close hereunder, the Partnership shall deliver or cause to be delivered the following:

                   (i) The balance of the Consideration (in immediately available funds or Units in accordance with Paragraph 3);

                   (ii) The Assignments, executed by the Partnership;

                   (iii) An agreement by the Partnership not to sell the Property for four years, including an indemnity for the Partnership's breach thereof;

                   (iv) A Registration Rights Agreement in the form attached hereto as Exhibit "L" executed by the Trust and a Tax Indemnity Agreement in the form attached hereto as Exhibit "M"; and

                   (v)  The closing certificate required pursuant to Paragraph
9.

         7. Prorations And Closing Costs. All matters involving prorations or adjustments to be made to the Consideration in connection with the Closing and not specifically provided for in any other provision of this Agreement shall be adjusted as provided below. Except as otherwise set forth herein, all items to be prorated pursuant to this Paragraph shall be prorated as of the Closing Date, with the Partnership to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

              (a) Real estate taxes and all other ad valorem taxes, if any, with respect to the Real Property for the applicable fiscal or calendar year in which the Closing occurs shall be prorated on a per diem basis. If the amount of such taxes is not known on the Closing Date, taxes will be prorated on the basis of the most recently ascertainable tax bill. There shall be no proration of PWCCW's insurance premiums or assignment of PWCCW's insurance policies and PWCCW shall be entitled to cancel all of its existing policies as of the Closing Date. The Partnership shall be obligated (at its own election) to obtain any replacement policies. The amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by PWCCW before Closing, if possible, or shall be paid promptly thereafter by PWCCW or adjusted between the Partnership and PWCCW immediately after the same have been determined. The Partnership and PWCCW shall to the extent necessary enter into an agreement to such effect at Closing. PWCCW shall attempt to have all utility meters read as of the Closing Date. PWCCW shall further attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date. PWCCW shall be entitled to refunds of all deposits, if any, paid by PWCCW or PWCCW's predecessor-in-interest prior to Closing and held by entities providing such service, or, at PWCCW's option, PWCCW shall transfer all of PWCCW's right, title and interest in and to such deposits to the Partnership at Closing and shall receive a full credit for the amount of such deposits. All Contracts and other obligations in connection with the Property, to the extent the same are intended to be assumed hereunder, shall be prorated as of the Closing Date.

              (b) Special assessments which have been filed as a lien against any of the Real Property on or before the Closing Date and are not payable in installments shall be paid by PWCCW. Special assessments which have been filed as a lien against any of the Real Property, but which are payable in installments shall be adjusted based upon the installment payment for the fiscal or calendar year in which Closing takes place and the remaining unpaid assessments shall be assumed by the Partnership. Special assessments which are or may be pending, but which have not become a lien on the Real Property as of the Closing Date, and special assessments which are filed as a lien after the Closing Date, shall be assumed and paid by the Partnership.

              (c) PWCCW shall pay the cost of State and County transfer taxes or stamps imposed in connection with the recordation of the Deeds for the Real Property. The Partnership shall pay the expense of the title searches, title premiums and any other title insurance costs on the owner's title insurance policies and the cost of obtaining any surveys, if desired by the Partnership. The Partnership agrees to pay the expense of the legal fees of its own counsel. The cost of all of the Partnership's Due Diligence Activities (as defined below) shall be borne solely by the Partnership.

              (d) Any base, minimum or similar rents under the Leases collected by PWCCW for a rental period or portion thereof from or after the Closing Date shall be credited to the Partnership at Closing on a per diem basis. In addition, any security deposits held by PWCCW for any Lease, together with the interest due thereon, if any and if required under the terms of the Lease or as required by applicable law, shall either be credited or transferred to the Partnership at Closing at PWCCW's option. If any tenant is in arrears in the payment of rent or additional rent on the Closing Date, rents received from such tenant ninety (90) days after the

Closing Date shall be applied in the following order of priority: (a) to the Partnership, so long as such tenant is in arrears for current or prior rent arising after Closing, then (b) to PWCCW for all rent in arrears prior to the Closing Date; and then (c) to the Partnership with no further claim by PWCCW thereto. Except as herein provided, the Partnership is not under any obligation to collect rents in arrears for the benefit of PWCCW. Any rents which are delinquent or otherwise not paid at the time of Closing, and collected by the Partnership or PWCCW within ninety (90) days after Closing shall be apportioned as aforesaid and the portion to which PWCCW is entitled shall be promptly remitted by the Partnership to PWCCW. PWCCW shall have no claim to rents collected ninety (90) days after the Closing Date. PWCCW retains the right to pursue its remedies against Tenants after Closing for any delinquent rents or other amounts owed to PWCCW (other than proceedings to evict Tenant or terminate its lease). The Partnership shall not enter into any agreement pursuant to which any sums owed to PWCCW in respect of any Lease for periods prior to the Closing are reduced, modified or waived. The Partnership's obligations to collect rent arrearages shall be limited to commercially reasonable efforts, and the Partnership shall under no circumstance be required to commence litigation against any Tenant to collect the same.

              (e) All leasing commissions due or to become due prior to the Closing Date for any Leases entered into before the date hereof and all amendments, renewals and modifications thereof entered into before the date hereof, shall be paid by PWCCW without contribution by, or reimbursement from, the Partnership. At Closing, the Partnership shall pay or reimburse PWCCW for any leasing commissions due or to become due prior to Closing for any Leases and for any amendments, modifications or renewals of any Leases entered into after the date hereof which are entered into in accordance with the provisions of Paragraph 15(e) hereof. The Partnership shall expressly assume and be solely obligated to pay all leasing commissions payable under all Leases entered into prior to the date hereof (including all amendments, renewals and modifications thereof) which are first due or payable on or after the Closing Date, regardless of the date on which such Leases (including all amendments, renewals and modifications thereof) were executed or any of the leasing commissions therefor earned, subject only to the Partnership's right to approve any new Leases or amendments, discretionary renewals or modifications of any Leases which are not otherwise permitted pursuant to Paragraph 15(e), below. PWCCW shall be responsible for the costs of, and shall pay or perform prior to Closing any tenant improvements and allowances for work performed or required to be performed (or paid, as applicable) prior to the Closing Date by or on behalf of PWCCW for all Leases (including all amendments, renewals and modifications thereof) entered into on or before the date of this Agreement for any of the Real Property. The Partnership shall assume, pay or reimburse (as applicable) PWCCW on the Closing Date for the costs of any tenant improvements and allowances for work to first be performed after the Closing Date pursuant to Leases (including all amendments, renewals and modifications thereof) entered into prior to the date of this Agreement; and all costs of tenant improvements and allowances incurred by or on behalf of PWCCW in connection with any Leases (including all amendments, renewals and modifications thereof) entered into after the date of this Agreement for any of the Real Property, provided the same were approved by the Partnership or are otherwise permitted as set forth in Paragraph 15(e) hereof and provided that such costs are set forth on Exhibit "C" hereto.

              (f) Amounts paid or payable as fees or expenses under any of the Licenses assigned at Closing, shall be prorated as of the Closing Date but all amounts refundable under unassigned and unassignable Licenses shall belong to PWCCW.

              (g) PWCCW shall be solely responsible for the payment of any "roll back taxes" assessed or imposed upon any of the Real Property under the "Farmland Assessment Act of 1964," Chapter 58, Laws of 1964, N.J.S.A. 54:4 23-1 et seq., as amended or otherwise, which relate to any period prior to the Closing Date, and PWCCW agrees to indemnify, defend and save the Partnership harmless (including attorneys' fees) from and against any claim for such taxes.

              (h) Miscellaneous income including, without limitation, telephone and vending machine income, if any, shall be prorated as of the Closing Date.

              (i) All of the provisions of this Paragraph 7 and PWCCW's and the Partnership's respective rights and obligations hereunder shall survive the Closing.

         8.   Possession Of Property.

              (a) PWCCW shall deliver possession to the Real Property to the Partnership on the Closing Date, subject only to the Permitted Exceptions.

              (b) the Partnership shall assume, by execution of the Assignments, all of PWCCW's obligations in, to and under the Contracts, the Licenses and Leases. Notwithstanding the foregoing, the Partnership shall not assume management, leasing or brokerage agreements provided, however, that the Partnership shall remain liable for leasing commissions as set forth in Paragraph 7(e), above.

              (c) All of the provisions of this Paragraph 8 and PWCCW's and the Partnership's respective rights and obligations hereunder shall survive the Closing.

         9.   Representations Of PWCCW, The PWCCW Partners and The Partnership.

              (a) PWCCW hereby represents and warrants, as follows, all of which shall be true and correct at, and as of, the Effective Date:

                        (1) PWCCW is a general partnership duly organized and validly existing under the laws of the State of New Jersey, and is in good standing in such state.

                        (2) PWCCW has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party, except those third parties to whom such consents or authorizations have been or will be obtained, or to whom notices have been or will be given, prior to the Closing. This Agreement constitutes, and the other documents and instruments to be delivered by PWCCW pursuant hereto when delivered will constitute, the legal, valid and binding obligations of PWCCW, enforceable against PWCCW in accordance with their respective terms.

                        (3) Except as set forth in Exhibit "P" attached hereto and made a part hereof, there is no litigation, proceeding or action pending or, to the best of PWCCW's knowledge, threatened against or relating to PWCCW or its Property which might materially and adversely affect PWCCW or its Property or which questions the validity of this Agreement or any action taken or to be taken by PWCCW pursuant hereto. PWCCW shall remain responsible to defend, and shall indemnify and hold the Partnership harmless from and against all liability, cost and expense relating to the litigation identified in on Exhibit "P", which obligation shall survive the Closing.

                        (4) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or be in conflict with or constitute a default under any term or provision of the PWCCW's limited liability agreement or any other material agreement, instrument or lease to which PWCCW is a party, subject to any required consents or authorizations of, or notices to, third parties from whom such consents or authorizations will be obtained or to whom notices will be given prior to Closing.

                        (5) True, correct and complete copies of all of the following, together with any modifications or amendments thereof, but only if and to the extent the same are in PWCCW's possession or control, have been or will be delivered, or made available, to the Partnership within five (5) days following the execution of this Agreement: (i) Leases and rent rolls;
(ii) Contracts; (iii) leases of equipment, vehicles and other tangible personal property used by PWCCW in connection with the ownership and operation of the Property (the "Personal Property Leases"); (iv) Licenses; (v) surveys;
(vi) title reports; (vii) engineering reports; and (viii) environmental reports.

                        (6) To the best of PWCCW's knowledge, (i) all of the Leases, Contracts and Personal Property Leases and Licenses, are in full force and effect, (ii) there has been no action or failure to act by PWCCW or any other party to any Lease, Contract or Personal Property Lease which, with the giving of notice or the passage of time or both, would constitute a default in any material respect or otherwise entitle either party to damages or a right to terminate; and (iii) PWCCW has not received from any other party written notice with respect to the condition of the Property or the use or repair of the same or of any alleged default by PWCCW under any such Lease, or Personal Property Lease or License. Except as set forth on Exhibit "Q", each of the Contracts is terminable at will without penalty or cancellation fee upon no more than thirty (30) days prior written notice but, except as hereinafter expressly provided, unless otherwise directed by the Partnership, the Contracts shall not be terminated by PWCCW as of Closing. Anything in this Agreement to the contrary notwithstanding, any and all existing management agreements and brokerage or leasing agreements shall be terminated as of Closing. The Partnership shall assume all Contracts not terminated at Closing pursuant to the Assignment.

                        (7) PWCCW shall indemnify and hold the Partnership harmless of, from and against any and all claims and liabilities arising out of the employment of any individuals by PWCCW and its affiliates, whether as employees or independent contractors. As of the Closing, there are and shall be no liens against the Real Property arising under the Employee Retirement Income Security Act of 1974, as amended, nor any other compensation or employment related lien or liability that could become the responsibility of the Partnership after the Closing. The Partnership shall be under no obligation to assume any of PWCCW's employees, it being PWCCW's sole responsibility and obligation to provide severance arrangements, if any, for all such employees. This Paragraph shall survive Closing.

                        (8) To PWCCW's actual knowledge, there are no public improvements in the nature of off-site improvements or otherwise, which have been ordered to be made and/or which have not heretofore been assessed and, to PWCCW's actual knowledge, there are no special or general assessments currently affecting or pending against the Real Property or any portion thereof.

                        (9) Except as set forth on Exhibit "P", PWCCW has not been served with written notice that it has been named as a party in any litigation, administrative proceeding or investigation naming PWCCW as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants. For purposes of this Agreement, "Hazardous Substances" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws (including, in New Jersey, the New Jersey Industrial Site Recovery Act (ISRA); and "Hazardous Wastes" means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws. PWCCW has not received any summons, citation, directive, letter or other written communication, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on PWCCW's part which either (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or (b) related in any way to the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes.

                        (10) True and correct copies of the income and expense statements for the Property, and a current rent roll certified by PWCCW, will be delivered to the Partnership upon execution of this Agreement.

                        (11) PWCCW has received no written notice of any violation of any of the licenses, permits, consents, authorizations, approvals, and certificates of any regulatory, administrative or other governmental agency or body, if any, issued to or held by the PWCCW and related to the ownership or operation of the Property (collectively, the "Permits"), and there is no pending or, to the actual knowledge or PWCCW, threatened proceeding which could result in the revocation or cancellation of, or inability of PWCCW to renew, any Permit.

                        (12) To the best of PWCCW's knowledge, except as set forth in Exhibit "R" attached hereto and made a part hereof, all management fees, leasing commissions and tenant improvement allowances are fully paid, there are no brokerage commissions owing by PWCCW with respect to any of the Leases or otherwise related to the Property which have not been paid, and there are no ongoing commission or leasing fee obligations.

                        (13) PWCCW has received no written notice from any insurance company which has issued a policy with respect to the Property or by any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work, and PWCCW will promptly notify the Partnership of any such notice or requirement if such notice is received prior to the Closing.

                        (14) PWCCW is not a "foreign person" and will deliver to the Partnership, at the Closing, a statement certifying that it is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended.

                        (15) PWCCW has not received written notice from any governmental agency or authority of outstanding material violations issued by governmental authorities having jurisdiction over the Real Property.

                        (16) Except as may be set forth in a Lease as specifically noted on Exhibit "C", there are no options, rights of first refusal or conditional sales agreements regarding the purchase and sale of the Real Property.

                        (17) There are no oral or written leases or rights of occupancy or grants or claims of right, title or interest in any portion of the Property other than the leases (the "Leases") listed on the rent roll attached hereto as Exhibit "C". No tenant has advised PWCCW that PWCCW is in default under any of the Leases, or asserted any claim or basis for any claim for free or reduced rent or right of set off against the landlord or the rent under the Leases, and PWCCW and its agent have no actual knowledge of any default or any event which has taken place which, with the passage of time, or the delivery of notice, or both, could become an event of default. PWCCW has the sole right to collect rents under the Leases, and neither such right nor any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered by PWCCW except as additional collateral for the existing mortgage upon the Property which shall be satisfied at or before Closing. No holder of any such collateral assignment has asserted or exercised any of its right to collect such rents. Each of the Leases is valid and subsisting and in full force and effect, the tenant is in actual possession in the normal course, and the rents set forth in Exhibit "C" are the actual rents, income and charges being collected by PWCCW under the Leases. Except for the Lockheed Martin fit-out requirement under the applicable lease, for which PWCCW will remain obligated post-Closing to complete, all obligations of PWCCW which it is required to complete pursuant to any Lease (or any unsigned lease proposal or lease amendment) has been completed as of this date or shall be completed as of Closing, and all costs therefore have been or shall be paid by PWCCW, and all of PWCCW's work has or shall have been accepted by the Tenant without exception on or before Closing, other than routine punch list items, which items shall remain the responsibility of PWCCW following Closing, and which obligation shall expressly survive Closing. The amount of each security deposit contains, where required by law or otherwise applicable, interest which has accrued in accordance with law. No tenant of the Property under any of the Leases has, and shall not at Closing have, prepaid any rent under any of the Leases for more than one (1) month. Except as otherwise set forth on Exhibit "C", no security deposits by tenants have heretofore been returned or applied to charges against the tenants.

                        (18) To the best of PWCCW's knowledge, the Property and the continued operation and use thereof comply with all applicable requirements of federal, state and local law, and all applicable requirements of governmental bodies or agencies having jurisdiction thereof, no portion of the Property lies within a flood hazard area, flood plain or wetland; and there are no outstanding notices of any violations issued by governmental authority having jurisdiction over the Property.

                        (19) Except as specifically set forth on the environmental reports of Dames & Moore and Weston, a copy of which is attached hereto as Exhibit "S-1" , or on the list of environmental conditions set forth on Exhibit "S-2" attached hereto or the Administrative Consent Orders attached as Exhibit "S-3", to the best of PWCCW's knowledge, no Hazardous Substances (defined below) and no Hazardous Wastes (defined below) are present on the Property including, without limitation, asbestos, flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated byphenyls ("PCBs"), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, garbage, refuse, sludge, hazardous or waste materials, and there has been no use of the Property that may, under any federal, state or local environmental statute, ordinance or regulation, require, at any time, any closure or cessation of the use or occupancy of the Property and/or impose, at any time, upon the owner of the Property any clean-up or other monetary obligation. PWCCW hereby indemnifies and holds the

Partnership harmless of, from and against any and all liability, loss or damage suffered or incurred as a result of a claim, demand, cost or judgment in favor of a third party, including, without limitation, any governmental authority, arising from the deposit, storage, disposal, burial, dumping, injecting, spilling, leaking, or other placement or release in or on the Property of Hazardous Substances or Wastes during PWCCW's period of ownership. To the best of PWCCW's knowledge, neither the Property nor any portion thereof, have been identified on the federal CERLIS, the National Priorities List (40 C.F.R. Part 300, App. B) or any state or local list of potential hazardous waste disposal sites or as an industrial establishment. PWCCW has conducted a complete and thorough inspection and test of the underground storage tanks located on the Property, if any, and PWCCW has confirmed that, to the best of its knowledge, the results thereof show compliance with all requirements of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sections 6901 et seq. and all other applicable federal, state and local laws, and PWCCW has taken all other necessary and appropriate action to comply fully therewith.

                        (20) To the best of PWCCW's knowledge, except for 1, 2 and 5 Foster Avenue which are each serviced by a septic system, all adequate utilities, useable public sanitary and storm sewers, public water facilities, electric facilities and, if any, gas facilities (collectively, the "Utilities"), are installed in, and are duly connected to, the Real Property, and can be used without charge except the normal and usual metered utility charges and water and sewer charges. All Utilities required for the operation of the Property either enter the Property through adjoining public streets or, if they pass through adjoining public land, do so in accordance with valid public easements or private easements which will inure to the benefit of the Partnership at no cost to the owner of the Property. All of said Utilities are installed and operating and all installation, connection and "tap-in" charges have been paid for in full.

                        (21) No work has been performed or is in progress at, and no materials have been furnished to the Property which, though not presently the subject of, might give rise to construction, mechanic's, materialmen's, municipal or other liens against the Property or any portion thereof, except that for which full and complete releases have been obtained. If any lien for any such work is filed before or after Closing, PWCCW shall promptly discharge the same.

                        (22) To the best of PWCCW's knowledge, none of the artwork being a part of the Personal Property was prepared on a "work for hire" basis and none of the artwork was commissioned after 1991.

                        (23) To the best of PWCCW's knowledge, all applicable charges, fees and assessments (including condominium fees, to the extent applicable) and any and all other sums due under declarations, cross-easements and like agreements to which the Property or any portion thereof may be subject, have been paid, and no special assessments thereunder are pending, and all consents and approvals required to be obtained under any such declarations, cross-easements and like agreements have been obtained pursuant to the requirements of such documentation.

                        (24) To the best of PWCCW's knowledge, all debts, liabilities, and obligations of PWCCW arising out of the construction, ownership, and operation of the Property including, but not limited to, construction costs, salaries, taxes, accounts payable and the like, have been paid as they became due and payable and shall continue to be so paid from the date hereof until the Closing Date.

              (b) Each of PWCCW, RKS and PWMC, on its own behalf, hereby represents and warrants as follows, all of which shall be true and correct on, and as of, the Effective Date:

                        (1) That it has received a copy of the Trust's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996, the Trust's Quarterly Reports on Form 10-Q, as amended, for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and all Current Reports on Form 8-K filed by the Trust during fiscal 1997, the Trust's proxy statement for its annual meeting of shareholders held on May 12, 1997 and a copy of the Partnership Agreement;

                        (2) That the Units and the Underlying Shares (collectively, the "Securities"), are being acquired for its own account without a view to public distribution or resale and that it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Securities or any portion thereof to any other person (other than from PWCCW to the PWCCW Partners);

                        (3) That it understands that the Securities have not been registered under the Securities Act or the securities laws of any state, and, as a result thereof, the Securities are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and are subject to substantial restrictions on transfer;

                        (4) That it understands that the certificates evidencing the Securities shall bear a legend indicating that such Securities have not been registered under the Securities Act or any applicable state securities laws and the transferability thereof is subject to compliance with the Securities Act and applicable state securities laws;

                        (5) That it will not sell or otherwise transfer or dispose of any Securities or any portion thereof unless the Securities are registered under the Securities Act and any applicable state securities laws or it obtains an opinion of counsel which is satisfactory to the Partnership or the Trust, as appropriate, that the Securities may be sold in reliance on an exemption from such registration requirements, and that the Securities and certificates evidencing the same will bear a legend reflecting such restrictions;

                        (6) That it understands that (i) except as expressly set forth in the Registration Rights Agreement attached hereto as Exhibit "L", neither the Partnership nor the Trust has any obligation or intention to register the Securities for resale under any federal or state securities laws and (ii) it therefore may be precluded from selling or otherwise transferring or disposing of any Securities or any portion thereof for an indefinite period of time or at any particular time;

                        (7) That in determining to acquire the Securities, it has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial and tax advisers or PWCCW representatives and has, during the course of discussions concerning the acquisition of the Securities, been offered the opportunity to ask such questions and inspect such documents concerning the Partnership and the Trust and their respective businesses and affairs as it has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied;

                        (8) THAT IT UNDERSTANDS THAT THE ACQUISITION OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, and that it can bear the economic risk of the acquisition of the Securities, including the total loss of its investment;

                        (9) That (i) it has adequate means of providing for its current needs and financial contingencies, (ii) it has no need for liquidity in this investment, (iii) it has no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require it to dispose of the Securities, (iv) all its investments in and commitments to non-liquid investments are, and after its acquisition of the Securities will be, reasonable in relation to its net worth and current needs, and (v) it was not formed for the specific purpose of making an investment in the Securities;

                        (10) That it understands that no federal or state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the offering of the Securities hereunder, or made any finding or determination as to the fairness of the Securities for investment; and

                        (11) That it understands that the Securities are being offered and distributed in reliance on specific exemptions from the registration requirements of federal and state securities laws and that each of the Partnership and the Trust is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of PWCCW and the PWCCW Partners to acquire the Securities. In this regard it understands that Common Shares will only be issued upon the conversion or redemption of, or otherwise pursuant to, the Units, if an exemption from the registration requirements of the Securities Act is then available for such issuance;

                        (12) It is an accredited investor, as defined in Rule 501(a) of Regulation D adopted under the Securities Act.

              (c) It is agreed and understood that the Partnership intends to perform its own due diligence, investigation and analysis in connection with the transaction contemplated by this Agreement. If and to the extent that the Partnership determines prior to the Due Diligence Termination Date that any or all of the representations and warranties made in this Agreement by PWCCW or the PWCCW Partners shall be untrue as a result of such due diligence, investigation or analysis, the Partnership shall not be entitled to rely on such representation(s) and warranty(ies) contained in this Agreement and the same shall be deemed to have been deleted from this Agreement as to such matters. Accordingly, in the event that the Partnership has now or hereafter acquires prior to the Due Diligence Termination Date actual knowledge that one or more of the representations and warranties of PWCCW or the PWCCW Partners are not true, no such fact or circumstance known to the Partnership shall be made the basis of a claim by the Partnership of a breach of representation or warranty by PWCCW or a Member, as the case may be.

              (d) Notwithstanding anything to the contrary contained in this Agreement, in the event any representation, agreement or undertaking made by PWCCW or the PWCCW Partners in this Agreement shall prove to be false and the cost or expense incurred or likely to be incurred by the Partnership as a result thereof shall not exceed $50,000 in the aggregate, such misrepresentation, agreement or undertaking shall be deemed "immaterial" and shall not give rise to any right of the Partnership to terminate or refuse to close title under this Agreement or give rise to any right of action for money damages or specific performance and the Partnership hereby waives all its rights, claims and remedies relating thereto. The Partnership's sole remedy in the event any representation, agreement or undertaking of PWCCW or the PWCCW Partners which is discovered by the Partnership at or prior to the Closing herein shall prove to be false and the cost or expense incurred or likely to be incurred by the Partnership as a result thereof exceeds $50,000 shall be to terminate this Agreement by written notice given at or prior to Closing, which notice shall specify in detail the nature of the misrepresentation and identify in detail the costs incurred or likely to be incurred by the Partnership, and thereupon the Partnership shall receive a refund of the Deposit, and PWCCW shall reimburse the Partnership for the Partnership's Reasonable Costs and Due Diligence Costs. To the extent the Partnership has actual knowledge that any representation, agreement or undertaking is false at or prior to the Closing, and does not or is not permitted to terminate this Agreement, the Partnership hereby waives all of its rights, claims and remedies relating thereto.

              (e) The Partnership and the Trust hereby represent and warrant as follows, all of which shall be true and correct at, and as of, the Effective
Date:

                   (1) The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and is in good standing with the State of Delaware. The Trust is a real estate investment trust duly formed and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland.

                   (2) Subject to Paragraph 9(e)(5), below, the Partnership and the Trust have all necessary power and authority to enter into this Agreement, to perform their obligations hereunder, and to consummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party, except those third parties to whom such consents or authorizations have been or will be obtained, or to whom notices have been or will be given, prior to the Closing. This Agreement constitutes, and the other documents and instruments to be delivered by the Partnership and the Trust pursuant hereto when delivered will constitute, the legal, valid and binding obligations of the Partnership and the Trust, enforceable against the Partnership and the Trust in accordance with their respective terms.

                   (3) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of any organizational document of the Partnership or the Trust, or (b) constitute a violation of or be in conflict with or constitute a default under any term or provision of any material agreement, instrument or lease to which the Partnership or the Trust is a party.

                   (4) There is no litigation, proceeding or action pending, or, to the best of the Partnership's or the Trust's knowledge, threatened against or relating to the Partnership or the Trust which might materially and adversely affect the ability of the Partnership or the Trust to consummate the transactions contemplated hereby or which questions the validity of this Agreement or any action taken or to be taken by the Partnership or the Trust pursuant hereto.

                   (5) The execution and delivery of this Agreement shall have been approved by the Board of Trustees of the Trust on or prior to the Due Diligence Termination Date and no further action shall thereupon be required on the part of the Partnership or the Trust to consummate the transaction contemplated hereby. The signatories for the Partnership and the Trust are authorized and empowered to bind the Partnership and the Trust to this Agreement and all transactions contemplated herein.

                   (6) Except as otherwise set forth in Paragraph 9(e)(5) above, in connection with the listing application with the NYSE pursuant to Paragraph 17(d) and the registration of the Underlying Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit "L" and as required by any applicable state securities or "blue sky" laws, no consent, approval or authorization of, or declaration, filing or registration with, any governmental agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereunder by the Trust or the Partnership.

                   (7) The Partnership has sufficient funds available to consummate the transactions contemplated by this Agreement, without the necessity of third-party financing other than other than the Partnership's existing revolving credit facility administered by Nationsbank, N.A. The Partnership and the Trust acknowledge that their obligations hereunder are not conditioned upon any third party financing or capital infusion by another party.

                   (8) The Securities, upon issuance, if any, will be duly and validly issued, fully-paid and non-assessable.

                   (9) The information contained in the Trust's Annual Report on Form 10-K for the year ended December 31, 1996 was prepared in all material respects in accordance with and complied in all material respects with the requirements of the rules of the Securities and Exchange Commission, and did not at the time that it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (f) As to any representation or warranty made in this Agreement which is qualified as being to the best knowledge of the Partnership or PWCCW, it is agreed and understood that such party shall be under no obligation to conduct any independent investigation or inquiry regarding the matters covered by such representation and warranty. The Partnership or PWCCW will be deemed to have knowledge of a particular matter only if the facts and circumstances thereof are actually known to such party making such representation or warranty.

              (g) All of the representations and warranties set forth in this Paragraph 9 shall be deemed renewed by PWCCW, the PWCCW Partners and the Partnership on the Closing Date and shall, as a condition to each party's obligation to close hereunder, be recertified by each party as being true and correct in all material respects as of the Closing Date as if made at such time (it being understood that specific, numbered representations and warranties that speak of a specified date shall only continue to speak as of the date so specified), and all such representations shall survive for a period of one year from the Closing.

         10.  Access To The Property.

              (a) The Partnership and/or its agents and representatives, during normal business hours and after reasonable advance notice to PWCCW, may enter upon any of the Real Property from time to time prior to the Closing Date, accompanied by an agent of PWCCW, for purposes of conducting such inspections, investigations and/or studies as the Partnership deems necessary, including, without limitation, financial reviews, physical inspections, lease reviews and environmental reviews and testing, which activities may include test borings and soil samplings ("the Partnership's Due Diligence Activities"). The Partnership's access to the Real Property shall be subject to the rights of the Tenants of any of the Real Property, who shall not be unreasonably disturbed during any such inspection by the Partnership. The Partnership shall not engage in any activity in or about the Real Property which directly or indirectly violates the terms of any governmental or quasi-governmental statute, rule, regulation, order or practice. The Partnership shall not make any physical changes to any of the Real

Property, except for test borings and soil samplings which shall be performed only by licensed engineers reasonably acceptable to PWCCW and only after three
(3) business days' prior notice to PWCCW. The Partnership may contact any governmental or quasi-governmental authorities concerning the Property without the prior written approval of PWCCW. PWCCW shall have the opportunity to observe any and all action taken by the Partnership or its representatives, consultants, agents, etc. pursuant to this Paragraph 10. All information set forth in any document which PWCCW has granted to the Partnership the express right to review, if any, shall be held in strict confidence until Closing and thereafter in the event Closing does not occur. If the Partnership violates its obligations under this Paragraph 10(a) or in the event of any physical damage to any of the Real Property or any Personal Property resulting, directly or indirectly, from the exercise by the Partnership of its rights under this Paragraph 10(a), the Partnership hereby agrees to restore the Real Property and Personal Property to their respective conditions prior to incurring such damage. The Partnership hereby agrees to indemnify, defend and hold harmless PWCCW from and against all physical damage to any of the Real Property and Personal Property, personal injury and/or any other claims or liability which may occur as a result of the Partnership's (or the Partnership's agents, employees, invitees or licensees) entry or activities upon any of the Real Property. The provisions of this Paragraph 10(a) shall survive Closing or other termination of this Agreement.

              (b) The Partnership, or any of the Partnership's consultants performing physical tests on the Real Property shall maintain public liability insurance policies (naming PWCCW as an additional named insured with respect to any liability occurring on the Real Property), with combined single limit coverage of at least $1,000,000, insuring against claims arising as a result of the inspections of the Partnership, its agents, employees or such contractors at any of the Real Property. A certificate of insurance evidencing the foregoing coverage shall be delivered to PWCCW prior to the Partnership's or any of the Partnership's consultants' entry on to any of the Real Property.

              (c) In the event Closing does not occur or this Agreement is terminated, the Partnership shall promptly return to PWCCW any documents obtained from PWCCW or PWCCW's agents and deliver to PWCCW, without charge, copies of all written test results, studies, reports and similar materials obtained by or on behalf of the Partnership relating to any of the Real Property.

         11.  Due Diligence Period; Additional Provisions.

              (a) During the period commencing on the Effective Date and ending at 5:00 p.m. E.S.T. on the Due Diligence Termination Date, the Partnership may, subject to the provisions set forth in Paragraph 10 above, review all plans and specifications, condition of title, agreements relating to and the availability of utilities, environmental conditions, the physical condition of the existing improvements, compliance by the Property with zoning, licensing and all other governmental requirements, Leases for any of the Real Property, operating statements pertaining to the Property and all other aspects and conditions of the Property which the

Partnership may decide to review (collectively, "the Partnership's Due Diligence Activities"), all as the Partnership shall deem appropriate). In connection with the Partnership's Due Diligence Activities, PWCCW has delivered or will deliver to the Partnership various documents, reports and materials (collectively, the "PWCCW Due Diligence Materials"). THE PARTNERSHIP UNDERSTANDS AND HEREBY ACKNOWLEDGES AND AGREES THAT THE PWCCW DUE DILIGENCE MATERIALS ARE BEING DELIVERED TO THE PARTNERSHIP WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER BY PWCCW OR BY THE PREPARER OF SUCH PWCCW DUE DILIGENCE MATERIALS, WITH THE SOLE EXCEPTION OF ANY REPRESENTATION OR WARRANTY AS TO THE CORRECTNESS, ACCURACY OR COMPLETENESS THEREOF WHICH IS EXPRESSLY SET FORTH IN THIS AGREEMENT.

              (b) If, as a result of the Partnership's Due Diligence Activities or otherwise, the Partnership shall conclude, for any reason or for no reason, that it does not wish to proceed with the transaction contemplated by this Agreement, it may terminate this Agreement by written notice delivered to and received by PWCCW on or before 5:00 P.M. E.S.T. on the Due Diligence Termination Date (as to which date time shall be of the essence), with a simultaneous copy thereof to the Escrow Agent. In the event of such timely termination of this Agreement by the Partnership, the Escrow Agent shall make the delivery of funds contemplated under Paragraph 1 of the Escrow Terms, and this Agreement shall thereupon be null and void and of no further force or effect, except as to those matters which expressly survive such termination.

              (c) PWCCW shall obtain, prior to the Closing the Non-Applicability Letter and the NJDEP Letter from the NJDEP or its successor. In furtherance of the foregoing, PWCCW shall apply for the Non-Applicability Letter promptly after the Effective Date, and shall pursue the same diligently and in good faith.

              (d) The Partnership agrees to prepare and forward to PWCCW, at the Partnership's sole cost and expense, certificates (the "Estoppel Certificates") for execution by the Tenants which shall, at the Partnership's election, either (i) be in such form or contain such information as the Tenant from whom request is made is obligated under its Lease to execute and deliver for execution by the Tenants (the "Required Form"), or (ii) in the form annexed hereto as Exhibit "T". PWCCW agrees to deliver the Estoppel Certificates to the Tenants promptly after the Partnership's written election as to the form to be used (which election shall be made not later than five (5) days after the date hereof), and to use all reasonable and diligent efforts to obtain executed copies of same from such Tenants prior to the Closing. It shall be a condition to the Partnership's obligations hereunder that, at or prior to Closing, Estoppel Certificates shall have been obtained from at least 75% of the Tenants at each Property, including those identified on Exhibit "U" annexed hereto and made a part hereof (the "Identified Tenants"), BUT ONLY IF THE INITIAL REQUEST MADE OF SUCH TENANT WAS FOR AN ESTOPPEL CERTIFICATE IN THE REQUIRED FORM, provided, however, if an estoppel in the Required Form is not obtained from an Identified Tenant, PWCCW may, in lieu thereof, deliver its certificate containing the information set forth on the Required Form, which certificate shall serve as PWCCW's representation as to the facts stated therein, which representation shall survive for a period of six (6) months following the Closing. In no event shall the Partnership's obligations under this Agreement be conditioned, in whole or in part, upon the delivery of Estoppel Certificates from any Tenant in other than the Required Form.

         12. Condemnation. PWCCW covenants and warrants that PWCCW has not received any written notice of any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Real Property, and has no actual knowledge of any threatened condemnation. As used herein, a "material taking" shall mean a taking of either an entire Real Property, more than twenty percent (20%) of a Building or more than 10% of the parking area of a Real Property. If, prior to the Closing, any such proceeding affecting a material portion of any of the Real Property is commenced, PWCCW agrees promptly to notify the Partnership thereof. In the event of a material taking of one or more Real Property or commencement of proceedings in connection with such a taking, the Partnership may, at its sole option exercised by delivery of written notice thereof within ten (10) days after receipt of such written notice thereof, (x) proceed to Closing as provided in this Paragraph 12 without an abatement of the Consideration and at Closing PWCCW shall assign to the Partnership, without recourse, all condemnation proceeds paid or payable with respect thereto; or (y) terminate this Agreement with respect to the Property as to which a material taking has occurred, whereupon this Agreement shall terminate with respect to such Real Property and this Agreement shall continue in full force and effect with respect to all of the remaining Real Property, and at Closing, the Partnership shall pay to PWCCW the aggregate of the Allocated Prices for the remaining Real Property. Provided the Partnership shall have waived its right to terminate this Agreement with respect to the Real Property so taken, as provided above, PWCCW shall not, from and after the Due Diligence Termination Date, settle or adjust any claims relating to a condemnation without the Partnership's prior approval, which shall not be unreasonably withheld or delayed.

         13.  Damage By Fire Or Other Casualty.

              (a) PWCCW shall promptly notify the Partnership of damage to the Improvements occurring by reason of casualty during the period between the Effective Date and the Closing Date. PWCCW shall timely notify any insurance companies with respect to any damage and shall promptly submit claims for such damage. Provided the Partnership shall have waived its right to terminate this Agreement with respect to the Real Property so damaged, as provided below, PWCCW shall not, from and after the Due Diligence Termination Date, settle or adjust any claims relating to a casualty without the Partnership's prior approval, which shall not be unreasonably withheld or delayed.

              (b) If (i) any portion of the Improvements is damaged by fire or casualty after the Execution Date and the Improvements so damaged are not repaired or restored on or before Closing to substantially the condition existing prior to the damage, and (ii) at the time of Closing, the estimated cost of repairs by reason of such fire or casualty to the

Improvements, as determined by an independent adjuster is, with respect to any of the Real Property so damaged, an amount equal to or less than ten percent (10%) of the Consideration allocated for such Real Property, there shall be no abatement or adjustment in the Consideration and, provided the loss or damage is a covered loss under PWCCW's insurance policy, the Partnership shall be required to purchase all of the Real Property in accordance with the terms of this Agreement and, at Closing, PWCCW shall assign to the Partnership, without recourse, all insurance claims and proceeds with respect thereto (less sums theretofore expended, if any, by PWCCW for emergency repairs or barricades) and PWCCW shall credit the Partnership at Closing with the amount of any applicable deductible. PWCCW shall have no liability or obligation with respect to the condition of any of the Real Property as a result of any such fire or casualty. If the repair to, or the restoration of, the Improvements so damaged has not been completed as aforesaid and, at the time of Closing, the estimated cost of such repair or restoration, as determined by such independent adjuster, for any of the Real Property is an amount which is greater than ten percent (10%) of the Consideration allocated for the applicable Real Property, the Partnership may, at its sole option, (x) proceed to Closing as provided in this Paragraph 13(b) without an abatement of the Consideration and at Closing PWCCW shall assign to the Partnership, without recourse, all insurance claims and proceeds with respect thereto (less sums theretofore expended, if any, by PWCCW for emergency repairs or barricades) and PWCCW shall credit the Partnership at Closing with the amount of any applicable deductible; or (y) terminate this Agreement with respect to the Property which have suffered damage to the Improvements by fire or other casualty in an amount which exceeds ten percent (10%) of the Consideration allocated for such Real Property(s) whereupon this Agreement shall terminate with respect to such damaged Real Property(s) and this Agreement shall continue in full force and effect with respect to all of the remaining Real Property, and at Closing, the Partnership shall pay to PWCCW the aggregate of the Considerations for the remaining Real Property. The Partnership shall assign all of its right, title and interest in and to any and all insurance policies and insurance proceeds relating to such of the Real Property for which this Agreement has been terminated.

         14.  Default.

              (a) If the Partnership shall default in its obligations to pay the Consideration and complete Closing in accordance with the terms of this Agreement, then, as PWCCW's sole and exclusive remedy therefor, PWCCW shall be entitled to retain the Deposit as liquidated and agreed upon damages for the losses and injuries which PWCCW shall have sustained and suffered as a result of the Partnership's default, and thereupon this Agreement and the Partnership's obligations hereunder shall be terminated except as expressly provided in this Agreement. It is agreed that the provisions of this Paragraph 14(a) for liquidated and agreed upon damages are a bona fide provision for such and are not a penalty, the parties understanding that by reason of the withdrawal of the Real Property from sale to the general public at a time when other parties would be interested in purchasing such Real Property, that PWCCW shall have sustained damages which will be substantial, but will not be capable of determination with mathematical precision. Therefore, this provision for liquidated and agreed upon damages has been incorporated as part of this Agreement as a provision beneficial to both parties.

              (b) If PWCCW shall default in its obligation to deliver any of the Deeds or other items described in Paragraph 5 hereof, upon the Partnership's
(i) tender of the full Consideration and (ii) compliance with all of the material terms and conditions of this Agreement, the Partnership shall have the sole option of terminating this Agreement and receiving the return of the Deposit, together with payment by PWCCW of (A) the Partnership's Reasonable Costs, and (B) the Partnership's actual, documented out-of-pocket costs and expenses incurred in connection with its Due Diligence Activity, not to exceed Seventy Five Thousand Dollars ($75,000) ("Due Diligence Costs") for the entire Paint Works Property and the Other Properties or (Y) to seek specific performance of PWCCW's obligation to convey the Real Property in accordance with this Agreement. If the Partnership elects to terminate this Agreement, upon payment of the sums described above, PWCCW shall be released and relieved of any further liability and this Agreement shall thereupon be null and void. Except as expressly set forth above, the Partnership hereby waives any right which the Partnership may have to any lis pendens or other lien or encumbrance against any of the Real Property, equitable relief, consequential or punitive damages, loss of profits, costs related to in-house or other overhead allocations, and damages. The remedies set forth herein shall be the Partnership's sole remedies pursuant to this Agreement, or otherwise at law or in equity shall become null and void if Closing occurs (except as to obligations hereunder which by their terms expressly survive Closing), and shall not apply to a defect in title, the remedies for which are set forth in Paragraph 5(b) hereof, or to any inability on the part of PWCCW to perform its obligations under this Agreement.

         15.  Operations Prior To Closing.

              (a) PWCCW agrees to operate the Property between the Effective Date and the Closing Date in the same general manner as PWCCW has operated the Property during the immediately preceding six (6) month period, paying all costs and expenses as they come due, and in any event prior to Closing, and maintaining all insurance coverage currently in force.

              (b) PWCCW shall comply with all of the obligations of landlord under the Leases and all other agreements and contractual arrangements affecting the Real Property by which PWCCW is bound or to which the Real Property, or any of them, are subject, and which will be binding upon the Partnership or a lien upon such Real Property, after the Closing.

              (c) PWCCW shall notify the Partnership promptly of PWCCW's receipt of any notice from any party alleging that PWCCW is in default of its obligations under any of the Leases or any Permit or agreement affecting the Real Property, or any portion or portions thereof.

              (d) No contract for or on behalf of or affecting the Real Property shall be negotiated or entered into which cannot be terminated by PWCCW upon the Closing without the payment of a specific charge, cost, penalty or premium for such termination.

              (e) Except with the prior written consent of the Partnership, which the Partnership agrees it shall not unreasonably withhold, condition or delay, PWCCW shall not enter into any new leases for any portion of the Real Property. Any new lease shall be on the Partnership's customary form (which may vary to reflect customary negotiated revisions thereto), or such other form which is reasonably acceptable to the Partnership. Further, except with the prior written consent of the Partnership, which the Partnership agrees it shall not unreasonably withhold, condition or delay, or as set forth above, PWCCW shall not amend, extend (except where required under the terms of the Lease in question), terminate (except by reason of a tenant's default), accept surrender of, or permit any assignments or subleases of, any of the Leases (except as may be required under such Lease), nor accept any rental more than one (1) month in advance (exclusive of any security deposit).

              (f) PWCCW shall not make or permit to be made any capital improvements or additions to the Real Property, or any portion thereof, without the prior written consent of the Partnership, except those made by PWCCW pursuant to the express requirements of this Agreement, those made by tenants pursuant to the right to do so under their Leases, or by PWCCW if required by applicable law or ordinance, or as required under any Lease.

              (g) PWCCW shall timely bill all tenants for all rent billable under Leases, and use commercially reasonable efforts to collect any rent in arrears.

              (h) PWCCW shall notify the Partnership of any tax assessment disputes (pending or threatened) prior to Closing, and from and after the Due Diligence Expiration Date, PWCCW not agree to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to tax assessments relating to the current or any subsequent year, without the Partnership's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. If any proceedings shall result in any reduction of assessment and/or tax for the tax year in which the Closing occurs, it is agreed that the amount of tax savings or refund for such tax year, less the reasonable fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement. All refunds relating to any tax year prior to the Closing shall be the sole property of PWCCW, and all refunds relating to any year subsequent to the year in which Closing occurs shall be the sole property of the Partnership. Each party agrees to promptly remit to the other any refund received by it which is the property of the other.

              (i) PWCCW shall notify the Partnership promptly of the occurrence of any of the following:

                   (i) Receipt of notice from any governmental or quasi-governmental agency or authority or insurance underwriter relating to the condition, use or occupancy of the Real Property, or any portion thereof;

                   (ii) Receipt of any notice of default from any tenant or from the holder of any lien or security interest in or encumbering the Real Property, or any portion thereof;

                   (iii) Notice of any actual or threatened litigation against PWCCW or affecting or relating to the Real Property, or any portion thereof which may materially and adversely affect the Real Property or PWCCW's ability to consummate the transactions contemplated by this Agreement; or

                   (iv) Vacancy of any demised Property by a tenant, other than in accordance with a scheduled lease termination.

         16. PROPERTY CONVEYED "AS-IS, WHERE IS". IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, PWCCW IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ECONOMICAL, FUNCTIONAL, ENVIRONMENTAL OR PHYSICAL CONDITION OF ALL OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE ECONOMICAL, FUNCTIONAL, ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION: (I) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF ANY OF THE PROPERTY, (II) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO ANY OF THE PROPERTY AND (III) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE PROPERTY. THE PARTNERSHIP AGREES THAT WITH RESPECT TO THE PROPERTY, THE PARTNERSHIP HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF PWCCW OR ANY AGENT OF PWCCW NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTNERSHIP REPRESENTS THAT IT IS A KNOWLEDGEABLE THE PARTNERSHIP OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF THE PARTNERSHIP'S CONSULTANTS, AND THE REPRESENTATIONS AND WARRANTIES OF PWCCW CONTAINED IN THIS AGREEMENT, SUBJECT, HOWEVER, TO THE LIMITATIONS CONTAINED HEREIN UPON SUCH REPRESENTATIONS AND WARRANTIES, AND THAT PWCCW HAS OR SHALL HAVE AFFORDED THE PARTNERSHIP WITH A FULL

AND COMPLETE OPPORTUNITY TO MAKE ITS OWN INDEPENDENT INVESTIGATION OF THE PROPERTY AND ALL MATTERS PERTAINING THERETO INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY THE PARTNERSHIP'S INSPECTIONS AND INVESTIGATIONS. THE PARTNERSHIP ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, PWCCW SHALL SELL AND CONVEY TO THE PARTNERSHIP AND THE PARTNERSHIP SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS (EXCEPT AS HEREIN SPECIFICALLY PROVIDED), COLLATERAL TO OR AFFECTING ANY OF THE PROPERTY BY PWCCW, ANY AGENT OF PWCCW OR ANY THIRD PARTY. THE PARTNERSHIP EXPRESSLY AGREES THAT THE TERMS AND CONDITIONS OF THIS PARAGRAPH 16 SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN AND PWCCW IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO ANY OF THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

         17.    Conditions Precedent to Closing.

              The obligations of the Partnership hereunder are subject to the fulfillment of the following conditions prior to or on the Closing Date (any one of which may be waived in whole or in part by the Partnership at or prior to the Closing) and in the event any of the conditions are not complied with, the Partnership may terminate this Agreement by notifying the PWCCW and Escrow Agent and thereupon shall be returned the Deposit and thereafter this Agreement shall be null and void:

              (a) Correctness of Warranties and Representations. The warranties and representations made by PWCCW and the PWCCW Partners in this Agreement shall be true and correct on the Closing Date as though such representations and warranties were made on the Closing Date (except for changes in the Leases permitted under the terms of this Agreement).

              (b) Compliance with Terms and Conditions. PWCCW shall have performed and complied with all of the terms and conditions required by this Agreement, including, without limitation, the delivery of all required documents pursuant to Paragraph 6(a), to be performed and complied with by it prior to or on the Closing Date.

              (c) The Partnership's Satisfaction with Inspection. The Partnership shall have notified PWCCW of the Partnership's satisfaction with the inspection performed under

Paragraph 11 of this Agreement, or shall fail to notify PWCCW on or before the Due Diligence Expiration Date, of the Partnership's dissatisfaction with the results of such review.

              (d) Exchange Approval. On or prior to the Closing Date, the Underlying Shares shall have been approved for listing with the NYSE, upon official notice of issuance.

              (e) Shareholder Approval. The Partnership shall have received confirmation that the issuance of the Securities will not require approval of the Trust's security holders under the rules of the NYSE.

              (f) 9.8% Limitation. The number of Underlying Shares shall not exceed that number that is equal to 9.8% of the number of outstanding Common Shares of the Trust.

              (g) Issuance of the Units. The issuance of the Units, if any, shall be (i) exempt from the registration requirements of the Securities Act and
(ii) either exempt from, or registered pursuant to, any applicable state securities or "blue sky" registration requirements.

         18.  Brokers.

              (a) PWCCW and the Partnership each represent to the other that neither PWCCW nor the Partnership has dealt with any real estate broker, dealer or salesman in connection with the subject transaction.

              (b) PWCCW and the Partnership shall and hereby each agree to indemnify, defend, and hold harmless the other from and against any loss, damage, or claim resulting from a breach of the representations of PWCCW and the Partnership set forth in Paragraph 18(a) hereof.

              (c) The provisions of this Paragraph 18 shall survive Closing hereunder, or any other termination of this Agreement.

         19. Notices. All notices, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered (i) in person, or (ii) by certified mail, return receipt requested, or
(iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by confirmed telecopier, in each case addressed as follows (or at such other address of which PWCCW or the Partnership shall have given notice as herein provided):

         If to the Partnership, addressed to:

                        Brandywine Operating Partnership, L.P.

                        Newtown Square Corporate Campus
                        16 Campus Boulevard
                        Suite 150
                        Newtown Square, PA  19073
                        Attn: Gerard H. Sweeney,
                             President and Chief Executive Officer

         with a copy in each instance to:

                        Brad A. Molotsky, General Counsel
                        Brandywine Operating Partnership, L.P.
                        Newtown Square Corporate Campus
                        16 Campus Boulevard
                        Suite 150
                        Newtown Square, PA  19073

         If to PWCCW or Member, addressed to:

                        Scarborough Properties
                        20 E. Clementon Road, Suite 201
                        Gibbsboro, New Jersey 08026
                        Attention:  R. Randle Scarborough

         with a copy in each instance to:

                        Kelly Young, Esquire
                        20 East Clementon Road, Suite 202
                        Gibbsboro, New Jersey 08026

         If to Escrow Agent, addressed to:

                        M. Gordon Daniels, Esquire
                        Commonwealth Land Title Insurance Company
                        1700 Market Street
                        Philadelphia, Pennsylvania  19103


or to such-other address or addresses and to the attention of such other person or persons as any of the parties may notify the other in accordance with the provisions of this Agreement. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only if given pursuant to the foregoing requirements as to both manner and address, and only upon receipt (or refusal to accept delivery) by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

         20. Successors And Assigns. Except to a subsidiary or related party, the Partnership may not assign this Agreement or any rights herein or any portion hereof without the prior written consent of PWCCW, which may be withheld for any reason or for no reason, except that no such consent shall be required to an assignment of this Agreement by the Partnership to the Trust or a subsidiary of the Partnership. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective permitted successors and assigns, to the same extent as if specified at length throughout this Agreement.

         21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same Agreement.

         22. Time Of The Essence. Time is of the essence of each and every provision in this Agreement. If any time period or date ends on a day or time which is a weekend, legal holiday or bank holiday, such period shall be extended to the same time on the next business day.

         23. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Agreement.

         24. Captions And Recitals. The captions contained herein are not a part of this Agreement and are included solely for the convenience of the parties.

         25. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contains the entire agreement between the parties relating to the acquisition of the Property, all prior negotiations between the parties are merged by this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

         26.  Governing Law; Venue.

              (a) This Agreement and the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Agreement shall be governed by the laws of the State of New Jersey.

              (b) With regard to any litigation arising out of or involving this Agreement, each party hereto: (i) irrevocably submits to the jurisdiction of the state and federal courts of the State of New Jersey and agrees and consents to service of process being made upon it in any legal proceeding arising out of or in connection herewith by service of process provided by the law of the State of New Jersey;
(ii) irrevocably waives, to the fullest extent permitted by law, any objection which it now or hereafter may have to the laying of venue of any litigation arising out of or in connection with this Agreement brought in the State Courts of New Jersey or the United States District Court for the District of New Jersey; (iii) irrevocably waives any claims that any litigation brought in any such court has been brought in an inconvenient forum; and (iv) irrevocably agrees that any legal proceeding against any party hereto arising out of or in connection with this Agreement shall be brought in either the State Courts of New Jersey or the United States District Court for the District of New Jersey.

         27. Confidentiality. Each of the parties to this Agreement covenants that it shall not communicate the terms or any aspect of this transaction prior to the Closing with any person or entity other than the other parties to this Agreement, except for the Trust, and the Partnership's agents, consultants, counsel and representatives in connection with the Partnership's Due Diligence Activities and financing purposes, unless the Trust is advised by its counsel that applicable securities laws and regulations require. In addition, the Partnership covenants that if it undertakes any investigation of the Property, it shall conduct such investigation of the Property as described herein and with the degree of confidentiality as the Partnership would apply with respect to its own proprietary information. Notwithstanding the foregoing, at any time after expiration of the Due Diligence Period, the Partnership may issue one or more press releases (which shall not disclose financial terms), if necessary or appropriate to comply with applicable securities laws and regulations.

         28. Limitation Of Liability. No recourse shall be had for any obligation of the Partnership of the Trust under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, partner, officer or employee of whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by PWCCW and all parties claiming by, through or under PWCCW.

         Except for breaches of obligations, representations or warranties hereunder or under the environmental indemnity set forth in this Agreement which shall be full recourse to the general partners and PWCCW, no recourse shall be had for any obligation of PWCCW under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future limited partner, general partner or employee of PWCCW whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Partnership and all parties claiming by, through or under the Partnership.

         29. SEC Reporting Requirements. For the period of time commencing on the date hereof and continuing through the first anniversary of the Closing Date, PWCCW shall, from time to time, upon reasonable advance written notice from the Partnership, provide the Trust and its representatives, with access to all financial and other information then in PWCCW's possession pertaining to the period of PWCCW's ownership and operation of the Real Property, which information is relevant and reasonably necessary, in the opinion of the Trust's outside, third party accountants (the "Accountants"), to enable the Trust and its Accountants to prepare financial statements in compliance with any or all of
(a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to the Trust; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of the Trust. PWCCW shall deliver to the Trust's accountants a representation letter (the "Letter"), in the form annexed hereto as Exhibit "V", provided that the Partnership (and any assignee or designee acquiring title to the Real Property) shall indemnify and hold PWCCW harmless from and against any claim, damage, loss or liability including, without limitation, legal fees incurred by PWCCW in investigating, defending against or settling any such matter and the amount of any such settlement to which PWCCW is at any time subjected, bonafide or not, by any person who is not a party to this Agreement as a result of its delivery of the information described in this Paragraph, or delivery of the Letter. The Partnership acknowledges that PWCCW is not making any representation or warranty regarding such information as is delivered in accordance with the terms of this Paragraph except to the extent set forth in the Letter or otherwise expressly set forth in this Agreement.

         30. Partial Invalidity. If any term, covenant or condition of this Agreement, or the application thereof, to any person or circumstance shall be invalid or unenforceable at any time or to any extent, then the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each term, covenant and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         31. No Recordation. The Partnership shall not be entitled to record this Agreement or a memorandum or other notice of this Agreement in any public office. This Paragraph shall be deemed to be a specific directive to the officials of such public office NOT to accept this Agreement or a memorandum or other notice of this Agreement for recordation in any form whatsoever. Any violation of the provisions of this Paragraph 32 shall constitute an immediate default by the Partnership under this Agreement.

         32. Tender. Formal tender of an executed deed and purchase money is hereby waived by the Partnership.

         33. Further Assurances. After the Closing, PWCCW shall execute, acknowledge and deliver, for no further consideration, all assignments, transfers, deeds and other documents as the Partnership may reasonably request to vest in the Partnership and perfect the Partnership's right, title and interest in and to the Property.

         34. Jury Trial Waiver. THE PARTNERSHIP AND PWCCW HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         35. No Offer. THE DELIVERY OF THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER AND THIS AGREEMENT SHALL NOT BE BINDING AND SHALL HAVE NO FORCE AND EFFECT UNLESS AND UNTIL A FULLY EXECUTED COUNTERPART HEREOF HAS BEEN DELIVERED TO EACH OF THE PARTIES. IT IS EXPRESSLY UNDERSTOOD THAT PWCCW HAS NO OBLIGATION TO EXECUTE THIS AGREEMENT.

         36.  General Indemnification.

              (a) Without limitation of any other PWCCW indemnity obligations set forth herein, from and after the Closing Date, PWCCW shall indemnify, defend and save and hold harmless the Partnership and the Trust, and their respective partners, trustees, directors, officers and employees, of, from and against any and all loss, cost, expense, damage, claim, and liability, including reasonable attorney's fees and court costs, including, without limitation, attorney's fees and costs associated with the enforcement of PWCCW's indemnification obligations for all claims brought within one year of such Closing except for any environmental claim which may be made at any time (hereinafter collectively, "Losses") which the Partnership or the Trust may suffer or incur, resulting from, relating to, or arising in whole or in part, from or out of (i) any misrepresentation or breach of a representation or warranty by PWCCW contained in this Agreement; (ii) any failure to fulfill any covenant or agreement of PWCCW contained in this Agreement; (iii) all litigation and the environmental condition of the Property hereto; (iv) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and/or claims arising out of or relating to any of the foregoing.

              (b) Promptly after receipt by the Partnership or the Trust of written notice of the commencement of any suit, audit, demand, judgment, action, investigation or proceeding (a "Third Party Action") or promptly after the Partnership or the Trust incurs a Loss or has knowledge of the existence of a Loss, the Partnership or the Trust, as the case may be, will, if a claim with respect thereto is to be made against PWCCW due to PWCCW's obligation to provide indemnification hereunder, give PWCCW written notice of such Loss or the commencement of any Third Party Action; provided, however, that the failure to provide such notice within a reasonable period of time shall not relieve PWCCW of any of its obligations hereunder. Promptly after receiving such notice, PWCCW will, upon notice to the Partnership or the Trust, as the case may be, have the right to assume and control the defense and settlement of any such Third Party Action at its own cost and expense; provided, however, that it shall be a condition precedent to the exercise of such right by PWCCW that PWCCW shall agree in writing that the Loss, or Third Party Action, as the case may be, is properly within the scope of the indemnification obligation and that as between the parties, PWCCW shall be responsible to satisfy and discharge such Third Party Action. PWCCW shall not enter into any resolution or other compromise of a Third Party Action without obtaining the complete release of the Partnership or the Trust, as appropriate, for any liability to all claimants under or pursuant to such Third Party Action. The Partnership or the Trust, as the case may be, shall have the right to participate in any such defense, contest or other protective action at its own cost and expense.

              (c) Notwithstanding the foregoing, the Partnership or the Trust, as the case may be, shall have the right to assume and control the defense and settlement of a Third Party Action (a) if such action includes claims for equitable relief which, if determined adversely to the Partnership or the Trust, as the case may be, could reasonably be expected to interfere with its intended business operations or damage its business reputation or (b) if PWCCW fails to do so in a timely manner. In any circumstances in which the Partnership or the Trust, as the case may be, undertakes to control the Third Party Action as provided in this paragraph, it shall (i) not enter into any resolution or other compromise involving monetary damages without obtaining the prior written consent of PWCCW provided that such written consent may not be withheld if it would interfere with the Partnership's or the Trust's, as the case may be, business operation and (ii) keep PWCCW informed on an ongoing basis of the status of such Third Party Action and shall deliver to PWCCW, copies of all documents related to the Third Party Action reasonably requested by PWCCW. The Partnership or the Trust, as the case may be, shall act to assure that all attorneys' fees and expenses incurred in connection therewith are reasonable.

         37.  Environmental Indemnification.

              (a) Reference is made to a certain environmental investigation currently being undertaken by Sherwin Williams Company ("Sherwin Williams") pursuant to those certain directives and the administrative consent orders entered into by and between the New Jersey Department of Environmental Protection ("NJDEP") and Sherwin Williams, copies of which are attached hereto (the "Administrative Consent Orders") concerning the premises known and designated as Block 8.01, Lots 3.01, 3.03, 3.04, 3.05 and 3.06, and Block 19.01,
Lots 1, 1.01 and 1.07 (the "ACO Premises"). In the event Sherwin Williams fails to comply with all applicable Administrative Consent Orders or fails to perform all investigation and remediation required by NJDEP with respect to the ACO Premises, then in that event Seller and Robert Scarborough shall perform all of Sherman Williams' obligations relating to the ACO Premises arising under or in connection with the Administrative Consent Orders or under applicable Environmental Laws, including without limitation, all investigation and remediation required by NJDEP. Seller and Robert Scarborough shall correct all environmental issues required because of the Administrative Consent Orders concerning the ACO Premises in accordance with all Environmental Laws, and, in connection therewith, Seller and Robert Scarborough shall have the right to remediate any contamination in the most cost effective manner practicable under the circumstances, including without limitation, employing engineering or institutional controls, or both, a groundwater classification exception area or well restriction area, so long as such method of remediation is reasonably acceptable to Buyer and the NJDEP and shall not materially interfere with Buyer's operation of the ACO Premises as a commercial office complex.

              (b) Buyer shall cooperate with Seller and Robert Scarborough in connection with all investigation and remediation undertaken by Seller or Robert Scarborough, or both, by providing all information and signing all documentation reasonably requested of Buyer with respect to Seller and Robert Scarborough complying with their obligations under this Section.

              (c) Seller and Robert Scarborough shall indemnify, defend and hold Buyer harmless from and against any and all Environmental Claims relating to or arising under the Administrative Consent Orders and the ACO Premises, including without limitation, claims, liabilities, losses, damages, penalties and costs, reasonable counsel, engineering and other professional and expert fees, to the extent resulting from a breach by Seller and Robert Scarborough, in their performance of the obligations imposed upon Seller and Robert Scarborough under this Section. In no event, however, shall Seller or Robert Scarborough be obligated to Buyer for consequential damages, including without limitation, lost profits or lost opportunities, or both, nor shall they have any liability or responsibility with respect to a spill, release or discharge of contaminants occurring from and after Closing, unless such post-closing Environmental Claim, spill, release or discharge shall be the result of any action undertaken or omissions by Seller or Robert Scarborough in connection with the obligations required under the Administrative Consent Orders. In the event Buyer desires to make a claim against Seller or Robert Scarborough, or both, under this indemnification, Seller shall give prompt notice to Seller and Robert Scarborough in accordance with the procedures outlined in Section 26(b) above, of the claim, including without limitation the details of the claim. Seller and Robert Scarborough shall have the right to employ counsel of their choice which is reasonably acceptable to Buyer, to undertake any defense with respect to any action commenced, which may be the subject of this indemnification and Buyer shall cooperate with Seller and Robert Scarborough in connection with the defense of any such action, including without limitation, providing testimony at deposition and trial and signing all documents reasonably requested by Seller or Robert Scarborough, or both, in connection with the defense of such action. Buyer shall not undertake to settle any action which may be the subject of this indemnification unless and until Seller and Robert Scarborough shall have consented to such request or have failed to satisfy their indemnification and defense obligations imposed pursuant to this Section.

              (d) Buyer shall indemnify, defend and hold Seller and Robert Scarborough harmless from and against any and all Environmental Claims, liabilities, losses, damages, penalties and costs, reasonable counsel, engineering and other professional and expert fees, to the extent resulting from a spill, release or discharge of any contaminant occurring from and after the closing of title (unless due to the actions of Seller or Robert Scarborough).
In no event, however, shall Buyer be obligated to Seller or Robert Scarborough, or both, for consequential damages, including without limitation, lost profits or lost opportunities, or both. In the event Seller or Robert Scarborough, or both, desire to make a claim against Buyer under this indemnification, they shall give prompt notice to Buyer of the claim pursuant to the notice provisions outlined in Section 26(b) above, including without limitation the details of the claim. Buyer shall have the right to employ counsel of its choice to undertake any defense with respect to any action commenced, which may be the subject of this indemnification and Seller and Robert Scarborough shall cooperate in connection with the defense of any such action, including without limitation, providing testimony at deposition and trial and signing all documents reasonably requested by Buyer, in connection with the defense of such action. Neither Seller nor Robert Scarborough shall undertake to settle any action which may be the subject of this indemnification unless and until Buyer shall have failed to satisfy its indemnification and defense obligations imposed pursuant to the this paragraph.

              (e) In addition to and not by way of limitation of the foregoing, in the event that Materials of Environmental Concern have historically, or in the future do, leach, migrate, spill, escape or are released from the ACO Premises onto adjacent or appurtenant property of the Partnership which is being acquired at Closing (a "Migratory Event"), PWCCW's and Robert Scarborough's indemnification and remediation obligations hereunder shall extend to and be applicable to such Migratory Event.

              The obligations set forth in this Section 36(d) shall survive the Closing of the transactions contemplated by the Agreement without any limitation on time whatsoever.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have duly executed this Agreement as of the day and year first above stated.

                                       PWCWW

                             By:  THE PAINT WORKS MANAGEMENT
                                  CORPORATION, its authorized
                                  general partner



                             By:  /s/Sean Scarborough
                                  ---------------------------------
                                  Sean Scarborough, President


                               /s/Robert K. Scarborough
                               ------------------------------------
                               Robert K. Scarborough, its authorized
                               general partner


                             BRANDYWINE OPERATING PARTNERSHIP, L.P.

                             By:  BRANDYWINE REALTY TRUST, its sole general
                                  partner


                             By:  /s/Gerard H. Sweeney
                                  --------------------------------
                                   Name:  Gerard H. Sweeney
                                   Title:  President & CEO



                             BRANDYWINE REALTY TRUST


                             By:  /s/Gerard H. Sweeney
                                  -------------------------------
                                   Name:  Gerard H. Sweeney
                                   Title:  President & CEO


                                 EXECUTIONS CONTINUED

The Undersigned Hereby Acknowledges
Receipt Of The Deposit And Agrees To
Hold And Apply The Same In Accordance
With The Provisions Of The Escrow Terms

Commonwealth Land Title Insurance Company:


By:  /s/M. Gordon Daniels
     ------------------------------------
      M. Gordon Daniels

                                                                       EXECUTION







               1, 2, 4, 5, 7, 10 FOSTER AVENUE, 6 EAST CLEMENTON DRIVE
                              AND 5 UNITED STATES AVENUE


                                      AGREEMENT


                                        AMONG


                                        PWCCW

          ROBERT K. SCARBOROUGH AND THE PAINT WORKS MANAGEMENT CORPORATION,

                        BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                         AND

                               BRANDYWINE REALTY TRUST





                             Dated as of December 5, 1997

LIST OF EXHIBITS


Exhibit A     Description of Land
Exhibit B     List of Contracts
Exhibit C     Certified Rent Roll
Exhibit D     Permitted Exceptions
Exhibit E     Excluded Personal Property
Exhibit F     The Other Properties
Exhibit G     Form of Deed
Exhibit H     Bill of Sale
Exhibit I     Form of Assignment(s)
Exhibit J     Form of Non-Foreign Person Certification
Exhibit K     NJDEP Letter
Exhibit L     Registration Rights Agreement
Exhibit M     Tax Indemnity
Exhibit N     Investor Questionnaire
Exhibit O     Guaranty
Exhibit P     Pending Litigation
Exhibit Q     Contracts Not Terminable with 30 days Notice
Exhibit R     Outstanding Brokerage Commissions and TI
Exhibit S-1   Environmental Report
Exhibit S-2   Environmental Conditions
Exhibit S-3   Administrative Consent Orders
Exhibit T     Form of Estoppel Certificate
Exhibit U     Identified Tenants
Exhibit V     Representation Letter